Exhibit 1.1

NGL ENERGY PARTNERS LP

3,500,000 Common Units

Representing Limited Partner Interests

FORM OF UNDERWRITING AGREEMENT

Dated:  May [         ], 2011

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EXHIBITS

Exhibit A	—	Underwriters
Exhibit B	—	Subsidiaries of the Company
Exhibit C	—	List of Persons Subject to Lock-Up
Exhibit D	—	Form of Lock-Up Agreement
Exhibit E	—	Form of Opinion of Company Counsel
Exhibit F	—	Price-Related Information
Exhibit G	—	Issuer General Use Free Writing Prospectuses
Exhibit H	—	Issuer Pricing Free Writing Prospectus

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NGL ENERGY PARTNERS LP

3,500,000 Common Units Representing Limited Partner Interests

FORM OF UNDERWRITING AGREEMENT

May [     ], 2011

Wells Fargo Securities, LLC
RBC Capital Markets, LLC
As Representatives of the several Underwriters
c/o Wells Fargo Securities, LLC
375 Park Avenue
New York, New York 10152

Ladies and Gentlemen:

NGL Energy Partners LP, a Delaware limited partnership (the “Partnership”), NGL Energy Holdings LLC, a Delaware limited liability company (the “General Partner”), Silverthorne Operating LLC, a Delaware limited liability company (“Silverthorne Operating”), NGL Supply, LLC, a Delaware limited liability company (“NGL Supply LLC”), Hicksgas, LLC, a Delaware limited liability company (“Hicksgas LLC”), confirm their respective agreements with Wells Fargo Securities, LLC (“Wells Fargo”), RBC Capital Markets, LLC (“RBC”) and each of the other Underwriters named in Exhibit A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Wells Fargo and RBC are acting as representatives (in such capacity, the “Representatives”), with respect to the issuance and sale by the Partnership of a total of 3,500,000 common units (the “Initial Securities”) representing limited partner interests in the Partnership (the “Common Units”), and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Initial Securities set forth in said Exhibit A hereto, and with respect to the grant by the Partnership to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 525,000 additional Common Units to cover over-allotments, if any.  The Initial Securities to be purchased by the Underwriters and all or any part of the 525,000 Common Units subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.”  Certain terms used in this Agreement are defined in Section 15 hereof.

The General Partner is the sole general partner of the Partnership.  Silverthorne Operating, NGL Supply LLC and Hicksgas LLC are sometimes collectively referred to herein as the “Subsidiaries.”  Each of the General Partner and the Partnership is sometimes referred to herein as a “Partnership Party,” and they are sometimes collectively referred to herein as the “Partnership Parties.”  Each of the Partnership Parties and each of the Subsidiaries is sometimes referred to herein as a “Partnership Entity,” and they are sometimes collectively referred to herein as the “Partnership Entities.”

The Partnership Entities understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

Promptly after the execution and delivery of this Agreement, the Partnership will prepare and file with the Commission a prospectus dated May [    ], 2011 in accordance with the provisions of Rule 430A and Rule 424(b) and the Partnership has previously advised you of all information (financial and other) that will be set forth therein. Such prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise) is herein called the “Prospectus.”

Prior to the date of this Agreement (in the case of clauses (a), (b), (c), (d) and (e) below) and prior to or concurrently with (in the case of clauses (f), (g) and (h) below) the purchase of the Initial Securities by the Underwriters on the Closing Date referred to in Section 2(c) hereof, each on the terms contemplated by the Pre-Pricing Prospectus and the Prospectus:

(a)                                  Hicks Oils & Hicksgas, Incorporated, an Indiana corporation (“HOH”), formed Hicksgas LLC, a wholly owned subsidiary of HOH, and contributed to Hicksgas LLC all of HOH’s propane and propane-related assets.  The stockholders of Hicksgas Gifford, Inc., an Indiana corporation (“Gifford”), contributed all of their shares of stock in Gifford to Gifford Holdings, Inc., an Indiana corporation (“Gifford Holdings”).

(b)                                 Each of the NGL Supply Parties, the Coady Parties and the IEP Parties made capital contributions to the General Partner in exchange for membership interests in the General Partner in the aggregate amounts of 36.47%, 31.00% and 32.53%, respectively.

(c)                                  The General Partner made a cash capital contribution of approximately $58,800 to the Partnership in exchange for the continuation of the General Partner’s 0.1% general partner interest in the Partnership and incentive distribution rights and the IEP Parties made a cash capital contribution to the Partnership in the aggregate amount of approximately $11.0 million in exchange for an aggregate 18.67% limited partner interest in the Partnership.

(d)                                 NGL Supply, Inc., a Delaware corporation (“NGL Supply, Inc.”), and Gifford each converted into a limited liability company and the members of NGL Supply LLC, Hicksgas LLC and Gifford contributed 100% of their respective membership interests in those entities to the Partnership as capital contributions in exchange for (i) in the case of NGL Supply LLC, a 43.27% limited partner interest in the Partnership, a cash distribution of approximately $40.0 million and the Partnership’s agreement to pay or cause to be paid approximately $27.9 million of existing indebtedness of NGL Supply LLC, (ii) in the case of Hicksgas LLC, a 37.96% limited partner interest in the Partnership, a cash distribution of approximately $1.6 million and the Partnership’s agreement to pay or cause to be paid approximately $6.5 million of existing indebtedness of Hicksgas LLC and (iii) in the case of Gifford, a cash payment of approximately $15.5 million.

(e)                                  The Partnership made a capital contribution of 100% of the membership interests of each of NGL Supply LLC, Hicksgas LLC and Gifford to Silverthorne Operating, its wholly owned operating subsidiary.

(f)                                    Immediately prior to the completion of the offering contemplated by this Agreement, each common unit held by the NGL Energy LP Investor Group will split into 3.7219 Common Units and 5,919,346 Common Units held by the NGL Energy LP Investor Group will be converted on a pro rata basis into 5,919,346 subordinated units (the “Subordinated Units”) representing limited partner interests in the Partnership.

(g)                                 The Partnership Agreement (as defined herein) of the Partnership will be amended and restated to the extent necessary to reflect the foregoing transactions and the other matters reflected therein in substantially the form attached as Appendix A to the Prospectus.

(h)                                 Concurrent with the completion of the offering contemplated by this Agreement, the General Partner will contribute $70,080 to the Partnership to maintain its 0.1% general partner interest in the Partnership.

Clauses (a) through (h) above are collectively referred to herein as the “Pre-Closing Transactions.”

SECTION 1.  Representations and Warranties.

(a)                                  Representations and Warranties by the Partnership Entities.  Each Partnership Entity, jointly and severally, represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time, as of the Closing Date referred to in Section 2(c) hereof, and as of each Option Closing Date (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(1)                Compliance with Registration Requirements.  The offer and sale of the Securities have been duly registered under the 1933 Act pursuant to the Registration Statement.  Each of the Initial Registration Statement and any post-effective amendments thereto have been declared effective under the 1933 Act and any Rule 462(b) Registration Statement has become effective under the 1933 Act or, not later than 8:00 a.m. (New York City time) on the business day immediately after the date of this Agreement, will become effective under the 1933 Act, and no stop order suspending the effectiveness of the Initial Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Partnership Entities, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

(2)                Registration Statement, Prospectus and Disclosure at Time of Sale.  At the respective times the Initial Registration Statement, any Rule 462(b) Registration Statement and any amendments to any of the foregoing became effective and at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), the Initial Registration Statement, any Rule 462(b) Registration Statement and any amendments to any of the foregoing complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

At the respective times the Prospectus or any amendment or supplement thereto was filed pursuant to Rule 424(b) or issued, at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), and at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered in connection with sales of Securities (whether to meet the requests of purchasers pursuant to Rule 173(d) or otherwise), neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time and as of each time prior to the Closing Date that an investor agrees (orally or in writing) to purchase any Securities from the Underwriters, neither (x) any Issuer General Use Free Writing Prospectuses, if any, issued at or prior to the Applicable Time, the Pre-Pricing Prospectus as of the Applicable Time and the information, if any, included on Exhibit F hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included or will include an untrue statement of a material fact or omitted or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus and the Prospectus and any amendments or supplements to any of the foregoing filed as part of the Registration Statement or any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, or delivered to the Underwriters for use in connection with the offering of the Securities, complied when so filed or when so delivered, as the case may be, in all material respects with the 1933 Act and the 1933 Act Regulations.

The representations and warranties in the preceding paragraphs of this Section 1(a)(2) do not apply to statements in or omissions from the Registration Statement, any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any the foregoing made in reliance upon and in conformity with written information furnished to the Partnership by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters as aforesaid consists of the information described as such in Section 6(b) hereof.

At the respective times that the Initial Registration Statement, any 462(b) Registration Statement or any amendment to any of the foregoing were filed and at the date hereof, the Partnership was not and is not an “ineligible issuer” as defined in Rule 405, in each case without taking into account any determination made by the Commission pursuant to paragraph (2) of the definition of such term in Rule 405; and, without limiting the foregoing, the Partnership has at all relevant times met, meets and will at all relevant times meet the requirements of Rule 164 for the use of a free writing prospectus (as defined in Rule 405) in connection with the offering contemplated hereby.

The copies of the Initial Registration Statement and any Rule 462(b) Registration Statement and any amendments to any of the foregoing and the copies of each preliminary prospectus, each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus and any amendments or supplements to any of the foregoing, that have been or subsequently are delivered to the Underwriters in connection with the offering of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise) were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.  For purposes of this Agreement, references to the “delivery” or “furnishing” of any of the foregoing documents to the Underwriters, and any similar terms, include, without limitation, electronic delivery.

The Partnership has made available a “bona fide electronic road show” (as defined in Rule 433(h)) in compliance with Rule 433(d)(8)(ii) such that no filing with the Commission of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Securities.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offering and sale of the Securities, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus that has not been superseded or modified.

(3)                Pre-Closing Transactions.  The Pre-Closing Transactions have been or will be consummated, as the case may be, on or prior to the respective times contemplated by this Agreement (or such earlier times as may be contemplated by the Pre-Pricing Prospectus or the Prospectus) on the terms contemplated by this Agreement, the Pre-Pricing Prospectus and the Prospectus; and the First Amended and Restated Limited Liability Company Agreement of the General Partner (the “General Partner Agreement”) is in full force and effect and the Second Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”) is binding upon the General Partner and all of the limited partners party thereto and will be in full force and effect immediately prior to the closing of the offering contemplated by this Agreement.

(4)                Independent Accountants.  BDO USA, LLP, who certified the audited financial statements and certain financial information of NGL Supply, Inc. included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act, the 1933 Act Regulations and the Public Company Accounting Oversight Board.  Grant Thornton LLP, who issued unqualified audit reports on the financial statements of the businesses of HOH contributed to the Partnership as of June 30, 2010 and 2009 and for each of the three years in the period ended June 30, 2010 and the businesses of Gifford sold to the

Partnership as of December 31, 2009 and 2008 and for each of the three years in the period ended December 31, 2009 and the audited balance sheet of the Partnership included in the Registration Statement as of September 30, 2010, the General Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act, the 1933 Act Regulations and the Public Company Accounting Oversight Board.

(5)                Financial Statements.  The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules (if any) and notes, present fairly the financial position of the Partnership, NGL Supply, Inc., the businesses of HOH contributed to the Partnership, and the businesses of Gifford sold to the Partnership at the dates indicated and the results of operations, changes in partners’ capital/stockholders’ equity, as applicable, and cash flows of the Partnership, NGL Supply, Inc., the businesses of HOH contributed to the Partnership and the businesses of Gifford sold to the Partnership for the periods specified; the financial statements of any other entities or businesses included in the Registration Statement, the General Disclosure Package or the Prospectus, together with the related schedules (if any) and notes, present fairly the financial position of each such entity or business, as the case may be, and its consolidated subsidiaries (if any) at the dates indicated and the results of operations, changes in partners’ capital/stockholders’ (or other owners’) equity, as applicable, and cash flows of such entity or business, as the case may be, and its consolidated subsidiaries, if any, for the periods specified; and all such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved and comply with all applicable accounting requirements under the 1933 Act and the 1933 Act Regulations.  The supporting schedules, if any, included in the Registration Statement present fairly, in accordance with GAAP, the information required to be stated therein.  The information in the Pre-Pricing Prospectus and the Prospectus under the captions “Summary—Summary Historical and Unaudited Pro Forma Financial and Operating Data” and “Selected Historical and Unaudited Pro Forma Financial and Operating Data” presents fairly the information shown therein and has been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus.  The pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein; and the information appearing in the Pre-Pricing Prospectus and the Prospectus under the captions “Summary—Summary Historical and Unaudited Pro Forma Financial and Operating Data” and “Selected Historical and Unaudited Pro Forma Financial and Operating Data” presents fairly the information shown therein and has been compiled on a basis consistent with that of the pro forma financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus.  All “non-GAAP financial measures” (as such term is defined in the rules and regulations of the Commission), if any, contained in the Registration Statement, the General Disclosure Package and the Prospectus comply with Regulation G and Item 10 of Regulation S-K of the Commission, to the extent applicable.

(6)                No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (A) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition (financial or other), results of operations, business, properties, management or prospects of the Partnership Entities taken as a whole, whether or not arising in the ordinary course of business (in any such case, a “Material Adverse Effect”); (B) except as otherwise disclosed in the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), no Partnership Entity has incurred any liability or obligation or entered into any transaction or agreement that, individually or in the aggregate, is material with respect to the Partnership Entities, taken as a whole, and no Partnership Entity has sustained any loss or interference with its business or operations from fire, explosion, flood, earthquake or other natural disaster or calamity, whether or not covered by insurance, or from any labor dispute or disturbance or court or governmental action, order or decree, except as would not, individually or in the aggregate, result in a Material Adverse Effect; and (C) there has been no dividend or distribution of any kind declared, paid or made by the Partnership on its Common Units.

(7)                Good Standing of the Partnership and the General Partner.  Each of the Partnership and the General Partner has been duly formed and is validly existing as a limited partnership or limited liability company, as the case may be, and is in good standing under the laws of the State of Delaware and has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and (A) to execute and deliver this Agreement and consummate the transactions contemplated hereby, (B) in the case of the Partnership, to issue, sell and deliver the Securities and (C) in the case of the General Partner, to act as the general partner of the Partnership as described in the Registration Statement, the General Disclosure Package and the Prospectus.  Each of the Partnership and the General Partner is duly qualified as a foreign limited partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.  Exhibit B accurately sets forth the jurisdiction of formation and each jurisdiction of foreign qualification of each Subsidiary.

(8)                Good Standing of Subsidiaries.  Each subsidiary of the Partnership has been duly organized or formed, as the case may be, and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization or formation, has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package or the Prospectus and is duly qualified as a foreign corporation or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding shares of capital stock of each such subsidiary that is a corporation and all of the issued and outstanding limited liability company interests, membership interests or other similar interests of each such subsidiary that is a limited liability company have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Partnership, directly or through subsidiaries, free and clear of any Lien; and none of the issued and outstanding shares of capital stock of any such subsidiary that is a corporation and none of the issued and outstanding limited liability company interests, membership interests or other similar interests of any such subsidiary that is a limited liability company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of such subsidiary or any other person.  The only subsidiaries of the Partnership are the subsidiaries listed on Exhibit B hereto and Exhibit B accurately sets forth whether each such subsidiary is a corporation or limited liability company and the jurisdiction of organization or formation of each such subsidiary and, in the case of any subsidiary that is a partnership or limited liability company, its general partners and managing members, respectively.  Any subsidiaries of the Partnership that are “significant subsidiaries” as defined by Rule 1-02 of Regulation S-X are listed on Exhibit B hereto.

(9)                Ownership of the General Partner.  The General Partner is (A) 21.96% owned by NGL Holdings, Inc., a Delaware corporation (“NGL Holdings”), and (B) 78.04% owned by the Management Holders. NGL Holdings and the Management Holders are collectively referred to herein as the “GP Members.”  The GP Members directly own all of the issued and outstanding membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the General Partner Agreement, and, at the Closing Date and each Option Closing Date, if any, will be duly authorized and validly issued in accordance with the General Partner Agreement, and are fully paid and non-assessable (except as such non-assessability may be limited by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and the GP Members are the record holders of such membership interests free and clear of all Liens.

(10)          Ownership of the General Partner Interest in the Partnership.  The General Partner is and, after giving effect to the Pre-Closing Transactions, at the Closing Date and each Option Closing Date, if any, will be, the sole general partner of the Partnership, with a 0.1% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the

Partnership Agreement, and, at the Closing Date and each Option Closing Date, if any, will be duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner is the record holder of such general partner interest free and clear of all Liens.

(11)          Ownership of Sponsor Units. Assuming no purchase by the Underwriters of Option Securities on the Closing Date, immediately prior to the completion of the offering contemplated by this Agreement, NGL Holdings will be the record holder of 1,307,992 Common Units and 1,544,100 Subordinated Units and the Sponsor Holders will be the record holder of 3,706,230 Common Units and 4,375,246 Subordinated Units (collectively, the “Sponsor Units”); the Sponsor Units and the limited partner interests represented thereby will have been duly authorized and validly issued in accordance with the Partnership Agreement and will be fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303(a), 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)), and NGL Holdings and the Sponsor Holders will be the record holders of their respective Sponsor Units free and clear of all Liens.

(12)          Valid Issuance of Units. At the Closing Date and each Option Closing Date, if any, the Securities and the limited partner interests represented thereby will be duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303(a), 17-607 or 17-804 of the Delaware LP Act).

(13)          Ownership of Incentive Distribution Rights in the Partnership. The General Partner is the record holder of all of the incentive distribution rights in the Partnership (the “Incentive Distribution Rights”) and such Incentive Distribution Rights have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 17-303(a), 17-607 and 17-804 of the Delaware LP Act); and the General Partner is the record holder of the Incentive Distribution Rights free and clear of all Liens.

(14)          Ownership of Silverthorne Operating.  At the Closing Date and each Option Closing Date, if any, after giving effect to the Pre-Closing Transactions, the Partnership will own, directly or indirectly, all of the issued and outstanding membership interests in Silverthorne Operating; such membership interests will be duly authorized and validly issued in accordance with the Organizational Document of Silverthorne Operating, as in effect at such time, fully paid and non-assessable (except as such non-assessability may be limited by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership will own all such membership interests free and clear of all Liens, other than Liens arising under the Existing Credit Agreement.

(15)          Ownership of NGL Supply, LLC.  At the Closing Date and each Option Closing Date, if any, after giving effect to the Pre-Closing Transactions, Silverthorne Operating will own, directly or indirectly, all of the issued and outstanding membership interests in NGL Supply, LLC; such membership interests will be duly authorized and validly issued in accordance with the Organizational Document of NGL Supply, LLC, as in effect at such time, fully paid and non-assessable (except as such non-assessability may be limited by Sections 18-607 and 18-804 of the Delaware LLC Act); and Silverthorne Operating will own all such membership interests free and clear of all Liens, other than Liens arising under the Existing Credit Agreement.

(16)          Ownership of Hicksgas LLC.  At the Closing Date and each Option Closing Date, if any, after giving effect to the Pre-Closing Transactions, Silverthorne Operating will own, directly or indirectly, all of the issued and outstanding membership interests in Hicksgas LLC; such membership interests will be duly authorized and validly issued in accordance with the Organizational Document of Hicksgas LLC, as in effect at such time, fully paid and non-assessable (except as such non-assessability may be limited by Sections 18-607 and 18-804 of the Delaware LLC Act); and Silverthorne Operating will own all such membership interests free and clear of all Liens, other than Liens arising under the Existing Credit Agreement.

(17)          Ownership of NGL Gateway Terminals Inc. (Canada).  At the Closing Date and each Option Closing Date, if any, after giving effect to the Pre-Closing Transactions, NGL Supply, LLC will own, directly or indirectly, all of the issued and outstanding shares of capital stock in NGL Gateway Terminals Inc. (Canada), an Ontario corporation (“NGL Canada”); such shares of capital stock will be duly authorized and validly issued in accordance with the Organizational Document of NGL Canada, as in effect at such time, fully paid and non-assessable; and NGL Supply, LLC will own all such membership interests free and clear of all Liens, other than Liens arising under the Existing Credit Agreement.

(18)          Ownership of NGL Supply Retail, LLC.  At the Closing Date and each Option Closing Date, if any, after giving effect to the Pre-Closing Transactions, NGL Supply, LLC will own, directly or indirectly, all of the issued and outstanding membership interests in NGL Supply Retail, LLC, a Delaware limited liability company (“NGL Retail”); such membership interests will be duly authorized and validly issued in accordance with the Organizational Document of NGL Retail, as in effect at such time, fully paid and non-assessable (except as such non-assessability may be limited by Sections 18-607 and 18-804 of the Delaware LLC Act); and NGL Supply, LLC will own all such membership interests free and clear of all Liens, other than Liens arising under the Existing Credit Agreement.

(19)          Ownership of NGL Supply Wholesale, LLC.  At the Closing Date and each Option Closing Date, if any, after giving effect to the Pre-Closing Transactions, NGL Supply, LLC will own, directly or indirectly, all of the issued and outstanding membership interests in NGL Supply Wholesale, LLC, a Delaware limited liability company (“NGL Wholesale”); such membership interests will be duly authorized and validly issued in accordance with the Organizational Document of NGL Wholesale, as in effect at such time, fully paid and non-assessable (except as such non-assessability may be limited by Sections 18-607 and 18-804 of the Delaware LLC Act); and NGL Supply, LLC will own all such membership interests free and clear of all Liens, other than Liens arising under the Existing Credit Agreement.

(20)          Ownership of NGL Supply Terminal Company, LLC.  At the Closing Date and each Option Closing Date, if any, after giving effect to the Pre-Closing Transactions, NGL Supply, LLC will own, directly or indirectly, all of the issued and outstanding membership interests in NGL Supply Terminal Company, LLC, a Delaware limited liability company (“NGL Terminal”); such membership interests will be duly authorized and validly issued in accordance with the Organizational Document of NGL Terminal, as in effect at such time, fully paid and non-assessable (except as such non-assessability may be limited by Sections 18-607 and 18-804 of the Delaware LLC Act); and NGL Supply, LLC will own all such membership interests free and clear of all Liens, other than Liens arising under the Existing Credit Agreement.

(21)          No Other Subsidiaries.  Other than its ownership interest in Silverthorne Operating and its indirect ownership interests in NGL Supply, LLC, Hicksgas LLC, NGL Canada, NGL Retail, NGL Wholesale and NGL Terminal, the Partnership does not own, and at the Closing Date and each Option Closing Date, if any, will not own, directly or indirectly, an equity interest in any corporation, partnership, limited liability company, joint venture, association or other entity.  Other than its ownership interest in the Partnership and its indirect ownership interests in Silverthorne Operating, NGL Supply, LLC, Hicksgas LLC, NGL Canada, NGL Retail, NGL Wholesale and NGL Terminal, the General Partner does not own, and at the Closing Date and each Option Closing Date, if any, will not own, directly or indirectly, an equity interest in any corporation, partnership, limited liability company, joint venture, association or other entity.

(22)          Capitalization.  The authorized, issued and outstanding limited partner interests and general partner interests of the Partnership as of the date of this Agreement is 2,937,631 Common Units, the Incentive Distribution Rights and a 0.1% general partner interest in the Partnership and, at the time of the purchase of the Initial Securities by the Underwriters on the Closing Date, the authorized, issued and outstanding limited partner interests and general partner interests of the Partnership will consist of 8,514,222 Common Units, 5,919,346 Subordinated Units, the Incentive Distribution Rights and a 0.1% general partner interest in the Partnership (in each case except for subsequent issuances, if any, pursuant to this Agreement, pursuant to compensation plans described in the General Disclosure Package and the Prospectus).  The authorized, issued and outstanding limited partner interests and general partner interests of the Partnership as of the first Option Closing Date (assuming on that date the Underwriters have exercised the option described in Section 2(b) in full) will consist of 8,864,222 Common Units, 5,919,346 Subordinated Units, the Incentive Distribution Rights and a 0.1% general partner interest in the Partnership (in each case except for subsequent issuances, if any, pursuant to this Agreement, pursuant to compensation plans described in the General Disclosure Package and the Prospectus).

The outstanding limited partner interests and general partner interests of the Partnership have been duly authorized and validly issued and are fully paid and non-assessable (except as such non-assessability may be affected by matters described in Sections 17-303(a), 17-607 and 17-804 of the Delaware LP Act); and none of the outstanding limited partner interests or general partner interests of the Partnership was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Partnership or any other person.

(23)          Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by or on behalf of each of the Partnership Entities that is a party hereto.

(24)          Authorization of Securities.  The Securities to be sold by the Partnership under this Agreement have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Partnership pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable (except as such non-assessability may be affected by Sections 17-303(a), 17-607 or 17-804 of the Delaware LP Act); no holder of the Securities is or will be subject to personal liability solely by reason of being such a holder; and the issuance and sale of the Securities to be sold by the Partnership under this Agreement are not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Partnership or any other person.

(25)          Description of Securities.  The Common Units and the Partnership Agreement conform in all material respects to all of the respective statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such statements conform to the rights set forth in the respective instruments and agreements defining the same.

(26)          Absence of Defaults and Conflicts.  None of the Partnership Entities is in violation of its Organizational Documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Partnership Document, except (solely in the case of Partnership Documents other than Subject Instruments) for such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Pre-Pricing Prospectus and the Prospectus under the caption “Use of Proceeds”) and compliance by the Partnership Entities with their obligations under this Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any Lien upon any property or assets of the Partnership Entities pursuant to, any Partnership Documents, except (solely in the case of Partnership Documents other than Subject Instruments) for such conflicts, breaches, defaults or Liens that would not, individually or in the aggregate, result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the Organizational Documents of any of the Partnership Entities or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Partnership Entities or any of their respective assets, properties or operations.

(27)          Absence of Labor Dispute.  No labor dispute with the employees of the General Partner or any direct or indirect subsidiary of the General Partner exists or, to the knowledge of the Partnership Entities, is imminent, and the Partnership Entities are not aware of any existing or imminent labor disturbance by the employees of any of the principal suppliers, manufacturers, customers or contractors of the Partnership or any of its subsidiaries which might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(28)          Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Partnership Entities, threatened, against or affecting the Partnership Entities that is required to be disclosed in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus (other than as disclosed therein), or that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Partnership Entities of their obligations under this Agreement; the aggregate of all pending legal or governmental proceedings to which any of the Partnership Entities is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(29)          Accuracy of Descriptions and Exhibits.  The information in the Pre-Pricing Prospectus and the Prospectus under the captions “Risk Factors—Tax Risks to Common Unitholders,” “Our Cash Distribution Policy and Restrictions on Distributions,” “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Business—Government Regulation,” “Certain Relationships and Related Party Transactions,” “Conflicts of Interest and Fiduciary Duties,” “Description of the Common Units,” “The Partnership Agreement” and “Material Tax Consequences,” and the information in the Registration Statement under Items 14 and 15 of Part II, in each case to the extent that it constitutes matters of law, summaries of legal matters, summaries of provisions of the Partnership Agreement, the General Partner Agreement or any other instruments or agreements, summaries of legal proceedings, or legal conclusions, is correct in all material respects; all descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of any Partnership Documents are accurate in all material respects; and there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements required to be described or referred to in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus or the documents incorporated or deemed to be incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(30)          Possession of Intellectual Property.  The Partnership and its subsidiaries have valid and enforceable licenses to use, or otherwise have the right to use on reasonable terms all patents, patent rights, patent applications, licenses, inventions, copyrights, inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trade marks, service marks, trade names, service names, software, internet addresses, domain names and other intellectual property that is described in the Registration Statement, the General Disclosure Package or the Prospectus or that is necessary for the conduct of their respective businesses as currently conducted or as proposed to be conducted and as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(31)          Material Contracts.  Each contract, document or other agreement described or referred to in the Registration Statement, the General Disclosure Package and the Prospectus is in full force and effect and is valid and enforceable by and against the parties thereto in accordance with its terms except as the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.  Neither any Partnership Entity nor, to the knowledge of the Partnership Entities, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement.

(32)          Absence of Further Requirements.  (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or consent of any unitholder or creditor of the Partnership Entities, (C) no authorization, approval, waiver or consent under any Subject Instrument, and (D) no authorization, approval, vote or consent of any other person or entity, is necessary or required for the performance by the Partnership Entities of their obligations under this Agreement, for the offering, issuance, sale or delivery of the Securities hereunder, or for the consummation of any of the other transactions contemplated by this Agreement, in each case on the terms contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, except such as have been obtained under the 1933 Act or the 1933 Act Regulations and except that no representation is made as to such as may be required under state or foreign securities laws.

(33)          Possession of Licenses and Permits.  Each of the Partnership Entities possesses such permits, licenses, approvals, consents and other authorizations

(collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Partnership Entities are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, result in a Material Adverse Effect; and none of the Partnership Entities has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, if the subject of an unfavorable decision, ruling or finding, would, individually or in the aggregate, result in a Material Adverse Effect.

(34)          Title to Property.  The Partnership Entities have good and marketable title in fee simple to all real property owned by any of them and good title to all other properties owned by any of them, in each case, free and clear of all Liens except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) are not, individually or in the aggregate, material to the Partnership Entities taken as a whole, are not required to be disclosed in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus and do not, individually or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Partnership Entities; all real property, buildings and other improvements, and all equipment and other property held under lease or sublease by any of the Partnership Entities is held by them under valid, subsisting and enforceable leases or subleases, as the case may be, with, solely in the case of leases or subleases relating to real property, buildings or other improvements, such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings or other improvements by the Partnership Entities, and all such leases and subleases are in full force and effect; and none of the Partnership Entities has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Partnership Entities under any of the leases or subleases mentioned above or affecting or questioning the rights of the Partnership Entities to the continued possession of the leased or subleased premises under any such lease or sublease except for such claims that, if successfully asserted, would not, individually or in the aggregate, result in a Material Adverse Effect.

(35)          Rights of Way.  Each Partnership Entity has such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to conduct its business in the manner described in the Registration Statement, the General Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus and except for such rights-of-way the failure of which to have obtained would not result in, individually or in the aggregate, a Material Adverse Effect; none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Entities, taken as a whole.

(36)          Investment Company Act.  None of the Partnership Entities is, and upon the issuance and sale of the Securities to the Underwriters as herein contemplated and the application of the net proceeds therefrom as described in the Pre-Pricing Prospectus and the Prospectus under the caption “Use of Proceeds,” none of the Partnership Entities will be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the 1940 Act.

(37)          Environmental Laws.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus and except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) none of the Partnership Entities is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Partnership Entities have all permits, authorizations and approvals required under any applicable Environmental Laws and are in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against any Partnership Entity and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting any Partnership Entity relating to Hazardous Materials or any Environmental Laws.

(38)          Absence of Registration Rights.  There are no persons with registration rights or other similar rights to have any securities (debt or equity) (A) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement or (B) except as otherwise disclosed in the General Disclosure Package and the Prospectus, otherwise registered by the Partnership under the 1933 Act, and there are no persons with co-sale rights, tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of Securities.

(39)          Parties to Lock-Up Agreements.  Each of the persons listed on Exhibit C hereto has executed and delivered to the Representatives a lock-up agreement in the form of Exhibit D hereto (the “Lock-Up Agreement”).  Exhibit C hereto contains a true, complete and correct list of all directors and executive officers of the Partnership.

(40)          NYSE.  The outstanding Common Units and the Securities being sold hereunder by the Partnership have been approved for listing, subject only to official notice of issuance, on the NYSE.

(41)          FINRA Matters.  All of the information provided to the Representatives or to counsel for the Underwriters in connection with any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules 5110 or 5121 is true, complete and correct in all material respects.

(42)          Tax Returns.  The Partnership Entities have filed all foreign, federal, state and local tax returns that are required to be filed or have obtained extensions thereof, except where the failure so to file would not, individually or in the aggregate, result in a Material Adverse Effect, and have paid all taxes (including, without limitation, any estimated taxes) required to be paid and any other assessment, fine or penalty, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, result in a Material Adverse Effect.

(43)          Insurance.  The Partnership Entities are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring the Partnership Entities or their respective businesses, assets, employees, officers and directors are in full force and effect; the Partnership Entities are in compliance with the terms of such policies and instruments in all material respects; there are no claims by any Partnership Entity under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; no Partnership Entity has been refused any insurance coverage sought or applied for; and no Partnership Entity has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not, individually or in the aggregate, result in a Material Adverse Effect.

(44)          Accounting and Disclosure Controls.  The Partnership Entities maintain and have established and maintained effective “internal control over financial reporting” (as defined in Rule 13a-15 of the 1934 Act Regulations).  The Partnership Entities maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the first day of NGL Supply, Inc.’s most recent fiscal year for which audited financial statements are included in the Registration Statement, the General Disclosure Package and the Prospectus, there has been (1) no material weakness (as defined in Rule 1-02 of Regulation S-X of the Commission) in the Partnership’s or NGL Supply, Inc.’s internal control over financial reporting (whether or not remediated), and (2) no fraud, whether or not material, involving management or other employees who have a role in the Partnership’s or NGL Supply, Inc.’s internal control over financial reporting and, since the end of NGL Supply, Inc.’s most recent fiscal year for which audited financial statements are included in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no change in the Partnership’s or NGL Supply, Inc.’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Partnership’s or NGL Supply, Inc.’s internal control over financial reporting.

The Partnership’s independent public accountants and the General Partner’s board of directors have been advised of all material weaknesses, if any, and significant deficiencies (as defined in Rule 1-02 of Regulation S-X of the Commission), if any, in the Partnership’s internal control over financial reporting or of all fraud, if any, whether or not material, involving management or other employees who have a role in the Partnership’s internal controls over financial reporting, in each case that occurred or existed, or was first detected, at any time during the three most recent fiscal years covered by the audited financial statements of NGL Supply, Inc., HOH and Gifford included in the Registration Statement, the General Disclosure Package and the Prospectus or at any time subsequent thereto.

(45)          Compliance with the Sarbanes-Oxley Act.  There is and has been no failure on the part of the Partnership, the General Partner or any of the General Partner’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act with which any of them is required to comply, including Section 402 related to loans.

(46)          Absence of Manipulation.  The Partnership Entities have not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

(47)          Statistical and Market-Related Data.  Any statistical, demographic, market-related and similar data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Partnership and the General Partner believe to be reliable and accurate and accurately reflect the materials upon which such data is based or from which it was derived, and the Partnership and the General Partner have made available true, complete and correct copies of such materials to the Representatives.

(48)          Foreign Corrupt Practices Act.  Neither any Partnership Entity nor, to the knowledge of the Partnership Entities, any director, officer, agent, employee, affiliate or other person acting on behalf of any Partnership Entity is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by any such person of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Partnership Entities, and, to the knowledge of the Partnership Entities, its other affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(49)          Money Laundering Laws.  The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership Entities, threatened.

(50)          OFAC.  None of the Partnership Entities nor, to the knowledge of the Partnership Entities, any director, officer, agent, employee, affiliate or other person acting on behalf of the General Partner, the Partnership or any of the Partnership’s subsidiaries is currently subject to any U.S. sanctions administered by OFAC; and neither the General Partner nor the Partnership will directly or indirectly use any of the proceeds from the sale of Securities by the Partnership in the offering contemplated by this Agreement, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(51)          ERISA Compliance.  None of the following events has occurred or exists: (A) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of ERISA with respect to a Plan determined without regard to any waiver of such obligations or extension of any amortization period; (B) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal, state or foreign governmental or regulatory agency with respect to the employment or compensation of employees by the Partnership Entities that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; or (C) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Partnership

Entities that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.  None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Partnership Entities compared to the amount of such contributions made in the most recently completed fiscal year of the Partnership or NGL Supply, Inc.; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Partnership Entities compared to the amount of such obligations in the most recently completed fiscal year of the Partnership or NGL Supply, Inc.; (iii) any event or condition giving rise to a liability under Title IV of ERISA that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Partnership Entities related to its or their employment that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.  For purposes of this paragraph and the definition of ERISA, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the General Partner, the Partnership or any of the Partnership’s subsidiaries may have any liability.

(52)          Changes in Management.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, none of the persons who were executive officers of the General Partner or the Partnership or directors of the General Partner as of the date of the Pre-Pricing Prospectus has given oral or written notice to the General Partner, the Partnership or any of the Partnership’s subsidiaries of his or her resignation (or otherwise indicated to the Partnership Entities an intention to resign within the next twelve months), nor has any such officer or director been terminated by the General Partner or the Partnership or otherwise removed from his or her office or from the board of directors, as the case may be (including, without limitation, any such termination or removal which is to be effective as of a future date) nor is any such termination or removal under consideration by the Partnership, the General Partner or the General Partner’s board of directors.

(53)          Related Party Transactions.  There are no business relationships or related party transactions involving the Partnership or any of its subsidiaries or, to the knowledge of the Partnership Entities, any other person that are required to be described in the Pre-Pricing Prospectus or the Prospectus that have not been described as required.

(54)          No Right of First Refusal.  No Partnership Entity nor, to the knowledge of the Partnership Entities, any other person has any preemptive right, right of first refusal or other similar right to purchase or otherwise acquire any of the Securities to be sold by the Partnership to the Underwriters pursuant to this Agreement.

(55)          Stop Transfer Instructions.  The Partnership has, with respect to any Common Units (other than the Securities to be sold pursuant to this Agreement) or Subordinated Units or any securities convertible into or exercisable or exchangeable for Common Units or Subordinated Units owned or held (of record or beneficially) by any of the persons who have entered into or are required to enter into an agreement in the form of Exhibit D hereto, instructed the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period (as the same may be extended as provided in such agreements); and, during the Lock-Up Period (as the same may be extended as provided in such agreements), neither the Partnership nor the General Partner will cause or permit any waiver, release, modification or amendment of any such stop transfer instructions or stop transfer procedures without the prior written consent of Wells Fargo.

(56)          Offering Materials.  Without limiting the provisions of Section 16 hereof, the Partnership Parties have not distributed and will not distribute, directly or indirectly (other than through the Underwriters), any “written communication” (as defined under Rule 405 under the 1933 Act) or other offering materials in connection with the offering or sale of the Securities, other than the Pre-Pricing Prospectus, the Prospectus, any amendment or supplement to any of the foregoing and any Permitted Free Writing Prospectuses (as defined in Section 16 hereof).

(57)          No Restrictions on Dividends.  None of the Partnership Entities is a party to or otherwise bound by any instrument or agreements that limits or prohibits or could limit or prohibit, directly or indirectly, the Partnership from paying any dividends or making other distributions on its Common Units, and no subsidiary of the Partnership is a party to or otherwise bound by any instrument or agreements that limits or prohibits or could limit or prohibit, directly or indirectly, any subsidiary of the Partnership from paying any dividends or making other distributions on its limited or general partnership interests, limited liability company interests, or other equity interest, as the case may be, or from repaying any loans or advances from, or (except for instruments or agreements that by their express terms prohibit the transfer or assignment thereof or of any rights thereunder) transferring any of its properties or assets to, the Partnership or any other subsidiary, in each case except as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(58)          Brokers.  There is not a broker, finder or other party that is entitled to receive from the Partnership any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.

(b)                                 Certificates.  Any certificate signed by any officer of the General Partner (whether signed on behalf of such officer, the General Partner or the Partnership) and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Partnership, the General Partner, or both of them, as applicable, to each Underwriter as to the matters covered thereby.

SECTION 2.  Sale and Delivery to Underwriters; Closing.

(a)                                  Initial Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Partnership agrees to sell to the Underwriters, severally and not jointly, the Initial Securities, and each Underwriter, severally and not jointly, agrees to purchase the respective number of Initial Securities set forth opposite its name in Exhibit A hereto plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional Securities, in each case at a price of $[           ] per Common Unit (the “Purchase Price”).

(b)                                 Option Securities.  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Partnership hereby grants to the Underwriters, severally and not jointly, an option to purchase, ratably in accordance with the number of Initial Securities to be purchased by each Underwriter, all or a portion of the Option Securities at a price per Common Unit equal to the Purchase Price referred to in Section 2(a) above.  The option hereby granted will expire at the close of business on the 30th day after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments that may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Partnership setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities.  Any such time and date of delivery (an “Option Closing Date”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option (unless postponed in accordance with the provisions of Section 10), nor in any event prior to the Closing Date.  If the option is exercised as to all or any portion of the Option Securities, the Partnership will sell to the Underwriters the total number of Option Securities then being purchased, and each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Exhibit A hereto opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional units.

(c)                                  Payment.  Payment of the purchase price for, and delivery of, the Initial Securities shall be made at the offices of Latham & Watkins LLP, 717 Texas Avenue, 16th Floor, Houston, Texas 77002, or at such other place as shall be agreed upon by the Representatives and the Partnership, at 9:00 A.M. (New York City time) on May [    ], 2011 (unless postponed in accordance with the provisions of Section 10 hereof), or such other time not later than five business days after such date as shall be agreed upon by the Representatives and the Partnership (such time and date of payment and delivery being herein called “Closing Date”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Partnership, on each Option Closing Date as specified in the notice from the Representatives to the Partnership.

Payment shall be made to the Partnership by wire transfer of immediately available funds to a single bank account designated by the Partnership against delivery to the Representatives for the respective accounts of the Underwriters of the Securities to be purchased by them.  It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase.  Wells Fargo, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Date or the relevant Option Closing Date, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d)                                 Delivery of Securities. Delivery of the Initial Securities and any Option Securities shall be made through the facilities of DTC unless the Representatives shall otherwise instruct.

SECTION 3.  Covenants of the Partnership.  The Partnership covenants with each Underwriter as follows:

(a)                                  Compliance with Securities Regulations and Commission Requests.   The Partnership, subject to Section 3(b) hereof, will comply with the requirements of Rule 430A and Rule 433 and will notify the Representatives immediately, and confirm the notice in writing, (i) when the Initial Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment to the Registration Statement shall become effective, or when any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto shall have been filed, (ii) of the receipt of any comments from the Commission (together with a copy of any comment letters and any transcript of oral comments and any written responses thereto), (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, or any document incorporated by reference therein or any Issuer Free Writing Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Partnership becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.  The Partnership will make every reasonable effort to prevent the issuance of any stop order and, if any such stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)                                 Filing of Amendments.  The Partnership will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement, any Rule 462(b) Registration Statement or any amendment, supplement or revision to any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus, whether pursuant to the 1933 Act or otherwise, and the Partnership will furnish the

Representatives with copies of any such documents within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

(c)                                  Delivery of Registration Statements.  The Partnership has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, copies of the Initial Registration Statement and any Rule 462(b) Registration Statement and of each amendment thereto (including exhibits filed therewith) and copies of all consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)                                 Delivery of Prospectuses.  The Partnership has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus and any amendments or supplements thereto as such Underwriter reasonably requested, and the Partnership hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Partnership will furnish to each Underwriter, without charge, during the period when the Prospectus is required (or, but for the provisions of Rule 172, would be required) to be delivered by applicable law (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), such number of copies of the Pre-Pricing Prospectus, the Prospectus and any Issuer Free Writing Prospectus and any amendments or supplements thereto as such Underwriter may reasonably request. Each preliminary prospectus, the Prospectus, each Issuer Free Writing Prospectus and any amendments or supplements thereto furnished to the Underwriters were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)                                  Continued Compliance with Securities Laws.  The Partnership will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the General Disclosure Package and the Prospectus.  If at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by the applicable law to be delivered in connection with sales of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), any event shall occur or condition shall exist as a result of which it is necessary (or if the Representatives or counsel for the Underwriters shall notify the Partnership that, in their judgment, it is necessary) to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus so that the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading or if it is necessary (or, if the Representatives or counsel for the Underwriters shall notify the Partnership that, in their judgment, it is necessary) to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Partnership will promptly notify the Representatives and will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission or to comply with such requirements, the Partnership will use its best efforts to have such amendment declared or become effective as soon as practicable and the Partnership will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.  If at any time an Issuer Free Writing Prospectus conflicts with the information contained in the Registration Statement or if an event shall occur or condition shall exist as a result of which it is necessary (or if the Representatives or counsel for the Underwriters shall notify the Partnership that, in their judgment, it is necessary) to amend or supplement such Issuer Free Writing Prospectus so that it will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading, or if it is necessary (or, if the Representatives or counsel for the Underwriters shall notify the Partnership that, in their judgment, it is necessary) to amend or supplement such Issuer Free Writing Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Partnership will promptly notify the Representatives and will promptly prepare and, if required by the 1933 Act or the 1933 Act Regulations, file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to eliminate or correct such conflict, untrue statement or omission or to comply with such requirements, and the Partnership will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f)                                    Blue Sky Qualifications.  The Partnership will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for so long as required for the distribution of the Securities (but in no event less than one year from the date of this Agreement); provided, however, that the Partnership shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.  In each jurisdiction in which the Securities have been so qualified, the Partnership will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification for so long as required for the distribution of the Securities (but in no event for less than one year from the date of this Agreement).

(g)                                 Rule 158.  The Partnership will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h)                                 Use of Proceeds.  The Partnership will use the net proceeds received by it from the sale of the Securities in the manner specified in the Pre-Pricing Prospectus and the Prospectus under “Use of Proceeds.”

(i)                                     Listing.   The Partnership will use its best efforts to effect the listing of the Securities on the NYSE as and when required by this Agreement.

(j)                                     Restriction on Sale of Securities.  During the Lock-Up Period (as may be extended pursuant to the provisions set forth in the next sentence), the Partnership Entities will not, without the prior written consent of Wells Fargo, directly or indirectly:

(i)             offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any Common Units, other equity securities of the Partnership or any securities convertible into or exercisable or exchangeable for Common Units or other equity securities of the Partnership, except that the Partnership may issue Common Units or any securities convertible or exchangeable into Common Units as payment of any part of the purchase price for businesses that are acquired by the Partnership; provided that any recipient of such Common Units must agree in writing to be bound by the terms of this Section 3(j) for the remaining term of the Lock-Up Period,

(ii)          file or cause the filing of any registration statement under the 1933 Act with respect to any Common Units, other equity securities of the Partnership or any securities convertible into or exercisable or exchangeable for any Common Units or other equity securities of the Partnership (other than (i) any Rule 462(b) Registration Statement filed to register Securities to be sold to the Underwriters pursuant to this Agreement, (ii) any registration statement on Form S-8 to register Common Units or options to purchase Common Units pursuant to the long-term incentive plan described in the Pre-Pricing Prospectus and the Prospectus under the caption “Management—Elements of Executive Compensation—Long-Term Incentive Compensation,” and (iii) any registration statement in connection with the entrance by the Partnership into a definitive agreement relating to the acquisition of a business as contemplated by Section 3(j)(i)), or

(iii)       enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any Common Units, other equity securities or any securities convertible into or exercisable or exchangeable for any Common Units or other equity securities of the Partnership, whether any transaction described in clause (i) or (iii) above is to be settled by delivery of Common Units, Subordinated Units, other equity securities, in cash or otherwise, or publicly announce any intention to do any of the foregoing.  Moreover, if:

(1)                                  during the last 17 days of the Lock-Up Period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs, or

(2)                                  prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results or the Partnership becomes aware of material news on a material event relating to the Partnership that will occur during the 16-day period beginning on the last day of the Lock-Up Period, the Lock-Up Period shall be extended and the restrictions imposed by this Section 3(j) shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the occurrence of the material news or material event, as the case may be, unless Wells Fargo waives, in writing, such extension. In the event of any extension of the Lock-Up Period pursuant to the immediately preceding sentence, the Partnership shall notify the Representatives of such extension as promptly as practicable and in any event prior to the last day of the original Lock-Up Period.

Notwithstanding the provisions set forth in the immediately preceding paragraph, the Partnership may, without the prior written consent of Wells Fargo:

(1)                                  issue the Securities to the Underwriters pursuant to this Agreement,

(2)                                  issue Common Units, and options to purchase Common Units, pursuant to equity incentive plans described in the General Disclosure Package and the Prospectus, if the terms of such equity incentive plans are substantially the same as the form filed as part of the Registration Statement, and

(3)                                  issue Common Units upon the exercise of options outstanding on the date of this Agreement or issued after the date of this Agreement under equity incentive plans referred to in clause (2) above, provided, however, that in the case of any issuance described in clause (3) above, it shall be a condition to the issuance that each recipient executes and delivers to Wells Fargo, acting on behalf of the Underwriters, not later than one business day prior to the date of such issuance, a written agreement, in substantially the form of Exhibit D hereto to this Agreement and otherwise satisfactory in form and substance to Wells Fargo.

(k)                                  Reporting Requirements.  The Partnership, during the period when the Prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), will file all documents required to be filed with the Commission pursuant to the 1934 Act and the 1934 Act Regulations within the time periods required by the 1934 Act and the 1934 Act Regulations.

(l)                                     Preparation of Prospectus.  Immediately following the execution of this Agreement, the Partnership will, subject to Section 3(b) hereof, prepare the Prospectus, which shall contain the selling terms of the Securities, the plan of distribution thereof and such other information as may be required by the 1933 Act or the 1933 Act Regulations or as the Representatives and the Partnership may deem appropriate, and, if requested by the Representatives, will prepare the Issuer Free Writing Prospectus containing the information set forth in Exhibit F hereto and such other information as may be required by Rule 433 or as the Representatives and the Partnership may deem appropriate, and will file or transmit for filing with the Commission, in accordance with the provisions of Rule 430A and in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), the Prospectus and any such Issuer Free Writing Prospectus.

SECTION 4.  Payment of Expenses.

(a)                                  Expenses.  The Partnership will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement and each amendment thereto (in each case including exhibits) and any costs associated with electronic delivery of any of the foregoing, (ii) the word processing and delivery to the Underwriters of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation of the certificates for the Securities and the issuance and delivery of the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other taxes or duties payable in connection with the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Partnership, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplements thereto, (vi) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplements thereto and any costs associated with electronic delivery of any of the foregoing, (viii) the fees and expenses of the Custodian and the transfer agent and registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by FINRA of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the listing of the Securities on the NYSE, and (xi) the costs and expenses of the Partnership and any of its officers, directors, counsel or other representatives in connection with presentations or meetings undertaken in connection with the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics and the production and hosting of any electronic road shows, fees and expenses of any consultants engaged in connection with road show presentations, travel, lodging, transportation, and other expenses of the officers, directors, counsel and other representatives of the Partnership incurred, 50% of the cost of any aircraft chartered from a third party in connection with any such presentations or meetings and 50% of the fuel costs for any Partnership owned or leased aircraft used in connection with any such presentations or meetings.  For the avoidance of doubt, the Underwriters shall bear the remaining 50% of the cost of any aircraft chartered from a third party in connection with any such presentations or meetings and 50% of the fuel costs for any Partnership owned or leased aircraft used in connection with any such presentations or meetings.

(b)                                 Termination of Agreement.  If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 and Section 9(a)(i) hereof, the Partnership shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5.  Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Partnership Entities contained in this Agreement, or in certificates signed by any officer of the General Partner or the Partnership (whether signed on behalf of such officer, the General Partner or the Partnership) delivered to the Representatives or counsel for the Underwriters, to the performance by the Partnership Entities of their covenants and other obligations hereunder, and to the following further conditions:

(a)                                  Effectiveness of Registration Statement.  The Initial Registration Statement, including any Rule 462(b) Registration Statement, has become effective and no stop order suspending the effectiveness of the Initial Registration Statement or any Rule 462(b) Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Partnership Entities, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.  The Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) and each Issuer Free Writing Prospectus required to be filed with the Commission shall have been filed in the manner and within the time period required by Rule 433.

(b)                                 Opinion of Counsel for Partnership.  At the Closing Date, the Representatives shall have received the favorable opinion, dated as of the Closing Date, of Akin Gump Strauss Hauer & Feld LLP, counsel for the Partnership, in form and substance satisfactory to the counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters, to the effect set forth in Exhibit E hereto and to such further effect as the Representatives or counsel to the Underwriters may reasonably request.

(c)                                  Opinion of Counsel for Underwriters.  At the Closing Date, the Representatives shall have received the favorable opinion, dated as of Closing Date, of Latham & Watkins LLP, counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters, in form and substance reasonably satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(d)                                 Officers’ Certificate.  At the Closing Date or the applicable Option Closing Date, as the case may be, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change or any development that could reasonably be expected to result in a material adverse change in the condition (financial or other), results of operations, business, properties, management or prospects of the Partnership and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, and, at the Closing Date, the Representatives shall have received a certificate, signed on behalf of the Partnership by the President, the Chief Executive Officer or an Executive Vice President of the General Partner and the Chief Financial Officer or Chief Accounting Officer of the General Partner, dated as of the Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Partnership Entities in this Agreement are true and correct at and as of the Closing Date with the same force and effect as though expressly made at and as of the Closing Date, (iii) the Partnership has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date under or pursuant to this Agreement, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Partnership Entities, are contemplated by the Commission.

(e)                                  Accountant’s Comfort Letter.  At the time of the execution of this Agreement, the Representatives shall have received (i) from BDO USA, LLP a letter, dated the date of this Agreement and in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of NGL Supply, Inc. contained in the Registration Statement, the General Disclosure Package, any Issuer Free Writing Prospectuses (other than any electronic road show), any Issuer Pricing Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and (ii) from Grant Thornton LLP, a letter, dated the date of this Agreement and in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the audited financial statements of the businesses of HOH contributed to the Partnership and the businesses of Gifford sold to the Partnership and the audited balance sheet of the Partnership contained in the Registration Statement, the General Disclosure Package, any Issuer Free Writing Prospectuses (other than any electronic road show), any Issuer Pricing Free Writing Prospectus and the Prospectus and any amendments or supplements thereto.

(f)                                    Bring-down Comfort Letter.  At Closing Date, the Representatives shall have received (i) from BDO USA, LLP a letter, dated as of the Closing Date and in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e)(i) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date and (ii) from Grant Thornton a letter, dated as of the Closing Date and in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e)(ii) of this

Section 5, except that the specified date referred to shall be a date not more than three business days prior to Closing Date.

(g)                                 Approval of Listing.  At Closing Date and each Option Closing Date, if any, the Securities shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(h)                                 Lock-up Agreements.  Prior to the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit D hereto signed by each of the persons listed in Exhibit C hereto.

(i)                                     No Objection.  Prior to the date of this Agreement, FINRA shall have confirmed in writing that it has no objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(j)                                     Pre-Closing Transactions.  Prior to the purchase of the Initial Securities on the Closing Date, the Pre-Closing Transactions shall have been duly consummated at the respective times and on the terms contemplated by this Agreement, the General Disclosure Package and the Prospectus and the Representatives shall have received such evidence that the Pre-Closing Transactions have been consummated as the Representatives may reasonably request.

(k)                                  Conditions to Purchase of Option Securities.  In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities on any Option Closing Date that is after the Closing Date, the obligations of the several Underwriters to purchase the applicable Option Securities shall be subject to the conditions specified in the introductory paragraph of this Section 5 and to the further condition that, at the applicable Option Closing Date, the Representatives shall have received:

(1)                                  Opinion of Counsel for Partnership.  The favorable opinion of Akin Gump Strauss Hauer & Feld LLP, counsel for the Partnership, in form and substance satisfactory to the counsel for the Underwriters and dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(2)                                  Opinion of Counsel for Underwriters.  The favorable opinion of Latham & Watkins LLP, counsel for the Underwriters, dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(3)                                  Officers’ Certificate.  A certificate, dated such Option Closing Date, to the effect set forth in, and signed on behalf of the Partnership by two of the officers specified in Section 5(d) hereof, except that the references in such certificate to the Closing Date shall be changed to refer to such Option Closing Date.

(4)                                  Bring-down Comfort Letter.  A letter from each of (i) BDO USA, LLP, in form and substance satisfactory to the Representatives and dated such Option Closing Date, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(f)(i) hereof and (ii) Grant Thornton LLP, in form and substance satisfactory to the Representatives and dated such Option Closing Date, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(f)(ii) hereof, except that in each case the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Option Closing Date, and except that such letter shall cover any amendments or supplements to the Registration Statement, any Issuer Free Writing Prospectus (other than any electronic road show) and the Prospectus subsequent to the Closing Date.

(l)                                     Additional Documents.  At the Closing Date and each Option Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement, or as the Representatives or counsel for the Underwriters may otherwise reasonably request; and all proceedings taken by the Partnership in connection with the issuance and sale of the Securities as herein contemplated and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(m)                               Termination of Agreement.  If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on an Option Closing Date which is after the Closing Date, the obligations of the several Underwriters to purchase the relevant Option Securities on such Option Closing Date, may be terminated by the Representatives by notice to the Partnership at any time on or prior to Closing Date or such Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 6, 7, 8, 11, 12, 13, 14, 15, 17, 18 and 19 hereof shall survive any such termination of this Agreement and remain in full force and effect.

SECTION 6.  Indemnification.

(a)                                  Indemnification by the Partnership Entities.  The Partnership Entities agree, jointly and severally, to indemnify and hold harmless each Underwriter, its affiliates and its and their officers, directors, employees, partners, members and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)             against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement to any of the foregoing), or any “issuer information” (as defined in Rule 433) filed or required to be filed pursuant to Rule 433(d), or any “road show” (as defined in Rule 433) that does not constitute an Issuer Free Writing Prospectus, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)          against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Partnership; and

(iii)       against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Partnership by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or in any amendment or supplement to any of the foregoing), or any “issuer information” (as defined in Rule 433) filed or required to be filed pursuant to Rule 433(d), or any “road show” (as defined in Rule 433) that does not constitute an Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished by the Underwriters as aforesaid consists of the information described as such in Section 6(b) hereof.

(b)                                 Indemnification by the Underwriters.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Partnership, the directors and each of the officers of the General Partner who signed the Registration Statement and each person, if any, who controls the Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or the Pre-Pricing Prospectus, any other preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the

Prospectus (or any amendment or supplement to any of the foregoing), or any “issuer information” (as defined in Rule 433) filed or required to be filed pursuant to Rule 433(d), or any “road show” (as defined in Rule 433) that does not constitute an Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Partnership by such Underwriter through the Representatives expressly for use therein.  The Partnership hereby acknowledges and agrees that the information furnished to the Partnership by the Underwriters through the Representatives expressly for use in the Registration Statement (or any amendment thereto), in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement to any of the foregoing), or any “issuer information” (as defined in Rule 433) filed or required to be filed pursuant to Rule 433(d), or any “road show” (as defined in Rule 433) that does not constitute an Issuer Free Writing Prospectus, consists exclusively of the following information appearing under the caption “Underwriting” in the Pre-Pricing Prospectus and the Prospectus: (i) the information regarding the concession and reallowance appearing in the sixth paragraph under such caption, (ii) the information regarding stabilization, syndicate covering transactions and penalty bids appearing in the fifteenth and sixteenth paragraphs under such caption and (iii) the information regarding the limitation on sales to discretionary accounts appearing in the nineteenth paragraph under such caption.

(c)                                  Actions Against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder.  Counsel to the indemnified parties shall be selected as follows: counsel to the Underwriters and the other indemnified parties referred to in Section 6(a) above shall be selected by Wells Fargo; and counsel to the Partnership, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by the Partnership.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Underwriters and the other indemnified parties referred to in Section 6(a) above and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Partnership, the directors and each of the officers of the General Partner who signed the Registration Statement and each person, if any, who controls the Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                                 Settlement Without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 6, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.  Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership Entities on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership Entities on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Partnership Entities on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Partnership and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

The relative fault of the Partnership Entities on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership Entities on the one hand or by the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Partnership Entities and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each officer, director, employee, partner, member, agent and affiliate of any Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the General Partner, each officer of the General Partner who signed the Registration Statement, and each person, if any, who controls the Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Partnership.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Exhibit A hereto and not joint.

SECTION 8.  Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement or in certificates signed by any officer of the General Partner (whether signed on behalf of such officer, the General Partner or the Partnership) and delivered to the Representatives or counsel to the Underwriters, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any officer, director, employee, partner, member, agent or affiliate of any Underwriter or any person controlling any Underwriter, or by or on behalf of the Partnership, any officer, director or employee of the General Partner or any person controlling the Partnership, and shall survive delivery of and payment for the Securities.

SECTION 9.  Termination of Agreement.

(a)                                  Termination; General.  The Representatives may terminate this Agreement, by notice to the Partnership, at any time on or prior to Closing Date (and, if any Option Securities are to be purchased on an Option Closing Date which occurs after the Closing Date, the Representatives may terminate the obligations of the several Underwriters to purchase such Option Securities, by notice to the Partnership at any time on or prior to such Option Closing Date) (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change, or any development that could reasonably expected to result in a material adverse change, in the condition (financial or other), results of operations, business, properties, management or prospects of the Partnership Entities taken as a whole, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any declaration of a national emergency or war by the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions (including, without limitation, as a result of terrorist activities), in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Partnership has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the NYSE, the Nasdaq Global Select Market, the Nasdaq Global Market, the NYSE Amex, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (iv) if a banking moratorium has been declared by either Federal or New York authorities or (v) if there shall have occurred, since the time of execution of this Agreement, any downgrading in the rating of any debt securities of the Partnership, or of the securities of any subsidiary or subsidiary trust of the Partnership, by any “nationally recognized statistical rating organization” (as defined by the Commission for purposes of Rule 436 under the 1933 Act) or any public announcement that any such organization has placed its rating on the Partnership or any such debt securities under surveillance or review or on a so-called “watch list” (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement by any such organization that the Partnership or any such debt securities has been placed on negative outlook.

(b)                                 Liabilities.  If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 11, 12, 13, 14, 15, 17, 18 and 19 hereof shall survive such termination and remain in full force and effect.

SECTION 10.  Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail at the Closing Date or an Option Closing Date to purchase the Securities that it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(1)                if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount of such

Defaulted Securities in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or

(2)                if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Option Closing Date which occurs after the Closing Date, the obligation of the Underwriters to purchase and of the Partnership to sell the Option Securities that were to have been purchased and sold on such Option Closing Date, shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default that does not result in a termination of this Agreement or, in the case of an Option Closing Date that is after the Closing Date, that does not result in a termination of the obligation of the Underwriters to purchase and the Partnership to sell the relevant Option Securities, as the case may be, the Representatives shall have the right to postpone the Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.  Notices.  All notices and other communications hereunder shall be in writing, shall be effective only upon receipt and shall be mailed, delivered by hand or overnight courier, transmitted by fax (with the receipt of such fax to be confirmed by telephone) or, in the case of any notice given under Section 2(b) hereof, by email correspondence if receipt of such correspondence is actually acknowledged, other than via auto-reply.  Notices to the Underwriters shall be directed to the Representatives at Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention of Equity Syndicate, fax no. 212-[                     ] (with such fax to be confirmed by telephone to 212-[                     ]), and notices to the Partnership shall be directed to it at [                     ], Attention of [                     ], fax no. [                     ] (with such fax to be confirmed by telephone to [                     ]).

SECTION 12.  Parties.  This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Partnership Entities.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Partnership Entities and their respective successors and the controlling persons and other indemnified parties referred to in Sections 6 and 7 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Partnership Entities and their respective successors, and said controlling persons and other indemnified parties and their heirs and legal representatives, and for the benefit of no other person or entity.  No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13.  GOVERNING LAW AND TIME.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 14.  Effect of Headings.  The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 15.  Definitions.  As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means [             ] [    ].m. (New York City time) on May [     ], 2011 or such other time as agreed by the Partnership and Wells Fargo.

“Coady Parties” means Coady Enterprises, LLC, an Illinois limited liability company, and Thorndike, LLC, an Illinois limited liability company.

“Commission” means the Securities and Exchange Commission.

“DTC” means The Depository Trust Company.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder.

“Existing Credit Agreement” means the Credit Agreement dated October 14, 2010 by and among Silverthorne Operating, LLC, NGL Supply, LLC, Hicksgas, LLC, NGL Supply Retail, LLC, NGL Supply Wholesale, LLC, and NGL Supply Terminal Company, LLC, as joint and several borrowers, the Partnership and certain subsidiaries of the Partnership as guarantors, each of the financial institutions party thereto, Wells Fargo Bank, National Association, as agent for the financial institutions, and Wells Fargo Securities LLC, BNP Paribas Securities Corp. and Harris N.A. as joint lead arrangers and bookrunners, as amended or supplemented, if applicable, including any promissory notes, pledge agreements, security agreements, mortgages, guarantees and other instruments or agreements entered into by the Partnership or any of its subsidiaries in connection therewith or pursuant thereto, in each case as amended or supplemented, if applicable.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“GAAP” means generally accepted accounting principles.

“IEP Parties” means KrimGP2010, LLC, an Oklahoma limited liability company, Infrastructure Capital Management, LLC, a New York limited liability company (“ICM LLC”), and Atkinson Investors, LLC (“Atkinson LLC”), a Texas limited liability company.

“Initial Registration Statement” means the Partnership’s registration statement on Form S-1 (Registration No. 333-172186), as amended (if applicable), including the Rule 430A Information.  In addition, in the event that any Rule 430C information is deemed, pursuant to Rule 430C, to be a part of and included in the Initial Registration Statement, then the term “Initial Registration Statement” shall also include such Rule 430C Information from and after the time that such Rule 430C Information is deemed, pursuant to Rule 430C, to be a part of and included in the Initial Registration Statement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities that (a) is required to be filed with the Commission by the Partnership, (b) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (c) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibits G and H hereto, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Partnership’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus (other than any Issuer Pricing Free Writing Prospectus) that is intended for general distribution to prospective investors, as evidenced by its being specified in Exhibit G hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus or an Issuer Pricing Free Writing Prospectus.

“Issuer Pricing Free Writing Prospectus” means any Issuer Free Writing Prospectus that reflects, among other things, the initial public offering price of the Securities and that is listed in Exhibit H hereto.

“Lien” means any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

“Lock-Up Period” means the period beginning on and including the date of this Agreement through and including the date that is the 180th day after the date of this Agreement, subject to extension of such period as provided herein.

“Management Holders” means Stanley A. Bugh, David R. Eastin, Robert R. Foster, Brian K. Pauling, Stanely D. Perry, Stephen D. Tuttle, Craig S. Jones, Daniel Post, Mark McGinty, Sharra Straight, the Coady Parties and the IEP Parties.

“NGL Energy LP Investor Group” means the NGL Supply Parties, David R. Eastin, the IEP Parties and HOH.

“NGL Supply Parties” means NGL Holdings, Stanley A. Bugh, Robert R. Foster, Brian K. Pauling, Stanley D. Perry, Stephen D. Tuttle, Craig S. Jones, Daniel Post, Mark McGinty and Sharra Straight.

“NYSE” means the New York Stock Exchange.

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“Organizational Documents” means (a) in the case of a corporation, its charter and by-laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.

“Partnership Documents” means (a) all Subject Instruments and (b) all other contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, swap agreements, leases or other instruments or agreements to which the Partnership or any of its subsidiaries is a party or by which the Partnership or any of its subsidiaries is bound or to which any of the property or assets of the Partnership or any of its subsidiaries is subject that solely in the case of this clause (b), are material with respect to the Partnership and its subsidiaries taken as a whole.

“Pre-Pricing Prospectus” means the preliminary prospectus dated [                    ], 2011 relating to the Securities in the form first furnished to the Underwriters for use in connection with the offering of the Securities.

“preliminary prospectus” means any prospectus used in connection with the offering of the Securities that omitted the public offering price of the Securities or that was captioned “Subject to Completion.”  The term “preliminary prospectus” includes, without limitation, the Pre-Pricing Prospectus.

“Registration Statement” means the Initial Registration Statement; provided that, if a Rule 462(b) Registration Statement is filed with the Commission, then the term “Registration Statement” shall include such Rule 462(b) Registration Statement from and after the time of such filing, mutatis mutandis.

“Repayment Event” means any event or condition that (a) gives the holder of any bond, note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Partnership or any subsidiary of the Partnership, or (b) gives any counterparty (or any person acting on such counterparty’s behalf) under any swap agreement or similar agreement or instrument to which the Partnership or any subsidiary of the Partnership is a party the right to liquidate or accelerate the payment obligations, or designate an early termination date under such agreement or instrument, as the case may be.

“Rule 164,” “Rule 172,” “Rule 173,” “Rule 405,” “Rule 424(b),” “Rule 430A,” “Rule 430C,” “Rule 433” and “Rule 462(b)” refer to such rules under the 1933 Act.

“Rule 430A Information” means the information included in the Prospectus or any amendment or supplement thereto, that was omitted from the Initial Registration Statement at the time it became effective but that is deemed to be a part of the Initial Registration Statement at the time it became effective pursuant to Rule 430A.

“Rule 430C Information” means the information, if any, deemed to be a part of and included in the Initial Registration Statement pursuant to Rule 430C.

“Rule 462(b) Registration Statement” means a registration statement filed by the Partnership pursuant to Rule 462(b) for the purpose of registering any of the Securities under the 1933 Act, including the documents and other information incorporated by reference therein and the Rule 430A Information.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

“Sponsor Holders” means Stanley A. Bugh, David R. Eastin, Robert R. Foster, Brian K. Pauling, Stanley D. Perry, Stephen D. Tuttle, Craig S. Jones, Daniel Post, Mark McGinty, Sharra Straight, HOH, Krim2010, LLC, an Oklahoma limited liability company, ICM LLC and Atkinson LLC.

“Subject Instruments” means the Existing Credit Agreement and all other instruments, agreements and documents filed as exhibits to the Registration Statement pursuant to Rule 601(b)(10) of Regulation S-K of the Commission; provided, that if any instrument, agreement or other document filed as an exhibit to the Registration Statement as aforesaid has been redacted or if any portion thereof has been deleted or is otherwise not included as part of such exhibit (whether pursuant to a request for confidential treatment or otherwise), the term “Subject Instruments” shall nonetheless mean such instrument, agreement or other document, as the case may be, in its entirety, including any portions thereof which shall have been so redacted, deleted or otherwise not filed.

“1933 Act” means the Securities Act of 1933, as amended.

“1933 Act Regulations” means the rules and regulations of the Commission under the 1933 Act.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1934 Act Regulations” means the rules and regulations of the Commission under the 1934 Act.

“1940 Act” means the Investment Company Act of 1940, as amended.

All references in this Agreement to the Registration Statement, the Initial Registration Statement, any Rule 462(b) Registration Statement, any preliminary prospectus, the Prospectus,

any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the version thereof filed with the Commission pursuant to EDGAR and all versions thereof delivered (physically or electronically) to the Representatives or the Underwriters.

SECTION 16.  Permitted Free Writing Prospectuses.  The Partnership represents, warrants and agrees that it has not made and, unless it obtains the prior written consent of the Representatives, it will not make, and each Underwriter, severally and not jointly, represents, warrants and agrees that it has not made and, unless it obtains the prior written consent of the Partnership and the Representatives, it will not make, any offer relating to the Securities that constitutes or would constitute an “issuer free writing prospectus” (as defined in Rule 433) or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405) or portion thereof required to be filed with the Commission or, in the case of the Partnership, whether or not required to be filed with the Commission; provided that the prior written consent of the Partnership and the Representatives shall be deemed to have been given in respect of the Issuer General Use Free Writing Prospectuses, if any, listed on Exhibit G hereto and to any electronic road show in the form previously provided by the Partnership to and approved by the Representatives.  Any such free writing prospectus consented to or deemed to have been consented to as aforesaid is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Partnership represents, warrants and agrees that it has treated and will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rules 164 and 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit G or Exhibit H hereto are Permitted Free Writing Prospectuses.

SECTION 17.  Absence of Fiduciary Relationship.  Each of the Partnership Entities, jointly and severally, acknowledges and agrees that:

(a)                                  each of the Underwriters is acting solely as an underwriter in connection with the sale of the Securities and no fiduciary, advisory or agency relationship between the Partnership Entities, on the one hand, and any of the Underwriters, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether any of the Underwriters has advised or is advising the Partnership Entities on other matters;

(b)                                 the public offering price of the Securities and the price to be paid by the Underwriters for the Securities set forth in this Agreement were established by the Partnership Entities following discussions and arms-length negotiations with the Representatives;

(c)                                  it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d)                                 it is aware that the Underwriters and their respective affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Partnership Entities and that none of the Underwriters has any obligation to disclose such interests and transactions to the Partnership Entities by virtue of any fiduciary, advisory or agency relationship; and

(e)                                  it waives, to the fullest extent permitted by law, any claims it may have against any of the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that none of the Underwriters shall have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Partnership, including unitholders, employees or creditors of Partnership Entities.

SECTION 18.  Research Analyst Independence.  The Partnership Entities acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering that differ from the views of their respective investment banking divisions.  The Partnership Entities hereby waive and release, to the fullest extent permitted by applicable law, any claims that the Partnership Entities may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Partnership Entities by such Underwriters’ investment banking divisions.  The Partnership Entities acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

SECTION 19.  Consent to Jurisdiction.  The Partnership Entities hereby submit to the non-exclusive jurisdiction of any U.S. federal or state court located in the Borough of Manhattan, the City and County of New York in any action, suit or proceeding arising out of or relating to or based upon this Agreement or any of the transactions contemplated hereby, and irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding in any such court and agree not to plead or claim in any such court that any such action, suit or proceeding has been brought in an inconvenient forum.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Partnership a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Partnership, the General Partner, Silverthorne Operating, NGL Supply, LLC and Hicksgas LLC in accordance with its terms.

Very truly yours,

NGL ENERGY PARTNERS LP

By:	NGL Energy Holdings LLC,
its general partner

By
Name:
Title:

NGL ENERGY HOLDINGS LLC

By
Name:
Title:

SILVERTHORNE OPERATING LLC

By
Name:
Title:

NGL SUPPLY, LLC

By
Name:
Title:

HICKSGAS, LLC

By
Name:
Title:

[Signature page to Underwriting Agreement]

CONFIRMED AND ACCEPTED, as of the
date first above written:

WELLS FARGO SECURITIES, LLC

RBC CAPITAL MARKETS, LLC

By: WELLS FARGO SECURITIES, LLC

By
Authorized Signatory

By: RBC CAPITAL MARKETS, LLC

By
Name:
Title:

For themselves and as Representative of the Underwriters named in Exhibit A hereto.

[Signature page to Underwriting Agreement]

EXHIBIT A

Name of Underwriter	Number of Initial Securities
Wells Fargo Securities, LLC
RBC Capital Markets, LLC
BMO Capital Markets Corp.
SunTrust Robinson Humphrey, Inc.
Robert W. Baird & Co. Incorporated
Janney Montgomery Scott LLC
BOSC, Inc.
Total

A-1

EXHIBIT B

SUBSIDIARIES OF THE PARTNERSHIP

Name	Jurisdiction of Organization	Jurisdictions of Foreign Qualification	Material Subsidiary?	Type of Entity	Names of General Partners/Managing Members*
Silverthorne Operating LLC	Delaware	Georgia Kansas Illinois Indiana New York Oklahoma Texas	Yes	Limited Liability Company	NGL Energy Partners LP
NGL Supply, LLC	Delaware	Alabama Illinois Indiana Iowa Kansas Kentucky Michigan Mississippi Missouri New Jersey New York North Carolina Ohio Oklahoma Pennsylvania Texas Wisconsin	Yes	Limited Liability Company	Silverthorne Operating LLC
Hicksgas, LLC	Delaware	Illinois Indiana	Yes	Limited Liability Company	Silverthorne Operating LLC
NGL Gateway Terminals Inc. (Canada)	Ontario	None	No	Corporation	NGL Supply, LLC
NGL Supply Retail, LLC	Delaware	Georgia Kansas	No	Limited Liability Company	NGL Supply, LLC
NGL Supply Wholesale, LLC	Delaware	Alabama Arkansas Colorado Connecticut Florida Georgia Illinois	Yes	Limited Liability Company	NGL Supply, LLC

*  Applicable only if the subsidiary in question is a limited or general partnership or limited liability company.

B-1

Indiana

Iowa

Kansas

Kentucky

Maine

Maryland

Massachusetts

Michigan

Minnesota

Mississippi

Missouri

Montana

Nebraska

New Hampshire

New Jersey

New York

North Carolina

North Dakota

Ohio

Oklahoma

Pennsylvania

Rhode Island

South Carolina

South Dakota

Tennessee

Texas

Vermont

Virginia

Wisconsin

Wyoming

NGL Supply Terminal Company, LLC	Delaware	Illinois Missouri	Yes	Limited Liability Company	NGL Supply, LLC
Rocket Supply Inc.	Delaware	None	No	Corporation	Hicksgas, LLC

B-2

EXHIBIT C

LIST OF PERSONS SUBJECT TO LOCK-UP

H. Michael Krimbill

Craig S. Jones

Bradley K. Atkinson

Shawn W. Coady

Todd M. Coady

Brian K. Pauling

Stephen D. Tuttle

Sharra Straight

William A. Zartler

James C. Kneale

C-1

EXHIBIT D

FORM OF LOCK-UP AGREEMENT

NGL Energy Partners LP

Public Offering of Common Units

Dated as of May [    ], 2011

Wells Fargo Securities, LLC
RBC Capital Markets, LLC

As Representatives of the several Underwriters
c/o Wells Fargo Securities, LLC

375 Park Avenue
New York, New York 10152

Ladies and Gentlemen:

This agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) between NGL Energy Partners LP, a Delaware limited partnership (the “Partnership”), NGL Energy Holdings LLC, a Delaware limited liability company (the “General Partner”), Silverthorne Operating LLC, a Delaware limited liability company, NGL Supply, LLC, a Delaware limited liability company, Hicksgas, LLC, a Delaware limited liability company, Wells Fargo Securities, LLC (“Wells Fargo”) and RBC Capital Markets, LLC (“RBC”), as representatives of a group of underwriters (the “Underwriters”) and the other parties thereto (if any), relating to a proposed underwritten public offering of common units representing limited partner interests (the “Common Units”) in the Partnership.  Terms used but not defined herein have the respective meanings ascribed to such terms in the Underwriting Agreement.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, and in light of the benefits that the offering of the Common Units will confer upon the undersigned in its capacity as a securityholder and/or an officer or director of the Partnership or the General Partner, as the case may be, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter that, during the period beginning on and including the date of the Underwriting Agreement through and including the date that is the 180th day after the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Wells Fargo, directly or indirectly:

(i)  offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any Common Units, other equity securities of the Partnership or any securities convertible into or exercisable or exchangeable for Common Units or other equity securities of the Partnership, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or

(ii)  enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any Common Units, other equity securities of the Partnership or any securities convertible into or exercisable or exchangeable for any Common Units or other equity securities of the Partnership, whether any transaction described in clause (i) or (ii) above is to be settled by delivery of Common Units, other equity securities, in cash or otherwise, or publicly announce any intention to do any of the foregoing.  Moreover, if:

(1)                                  during the last 17 days of the Lock-Up Period the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs, or

(2)                                  prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results or the Partnership becomes aware of material news on a material event relating to the Partnership that will occur during the 16-day period beginning on the last day of the Lock-Up Period, the Lock-Up Period shall be extended and the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the occurrence of the material news or material event, as the case may be, unless Wells Fargo waives, in writing, such extension.

Prior to engaging in any transaction or taking any other action that is subject to the restrictions imposed by this agreement at any time during the period from and including the date of this agreement through and including the 34th day following the last day of the Lock-Up Period (prior to giving effect to any extension of the Lock-Up Period pursuant to the immediately preceding sentence), the undersigned will give notice thereof to the Partnership and will not consummate such transaction or take any such action unless it has received written confirmation from the Partnership that the Lock-Up Period (as the same may have been extended pursuant to the immediately preceding sentence) has expired.

Notwithstanding the provisions set forth in the immediately preceding paragraph, the undersigned may, without the prior written consent of Wells Fargo, transfer any Common Units, other equity securities or any securities convertible into or exchangeable or exercisable for Common Units or other equity securities:

(1) if the undersigned is a natural person, (i) as a bona fide gift or gifts or by will, by intestate succession or pursuant to a so-called “living trust” or other revocable trust established to provide for the disposition of property on the undersigned’s death, in each case to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, or as a bona fide gift or gifts to a charity or educational institution and (ii) as required or permitted by any of the Company’s benefit plans that are described in the Registration Statement to reimburse or pay income tax or withholding obligations in connection with the vesting or exercise of any awards under such plans, and

(2) if the undersigned is a partnership or a limited liability company, to a partner or member, as the case may be, of such partnership or limited liability company if, in any such case, such transfer is not for value, provided, however, that in the case of any transfer described in clause (1)(i) or (2) above, it shall be a condition to the transfer that (A) the transferee executes and delivers to Wells Fargo, acting on behalf of the Underwriters, not later than one business day prior to such transfer, a written agreement, in substantially the form of this agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to Wells Fargo, (B) in the case of a transfer pursuant to clause (1)(i) above, if the undersigned is required to file a report under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), reporting a reduction in beneficial ownership of Common Units, other equity securities or any securities convertible into or exercisable or exchangeable for Common Units or other equity securities by the undersigned during the Lock-Up Period (as the same may be extended as described above), the undersigned shall include a statement in such report to the effect that such transfer is not a transfer for value and that such transfer is being made as a gift, by will or intestate succession or pursuant to a so-called “living trust” or other revocable trust established to provide for the disposition of property on the undersigned’s death, as the case may be, (C) in the case of a transfer pursuant to clause (2) above, no filing under Section 16(a) of the 1934 Act reporting a reduction in beneficial ownership of Common Units, other equity securities or any securities convertible into or exercisable or exchangeable for Common Units or other equity securities shall be required to be made during the Lock-Up Period (as the same may be extended as described above) and (D) in the case of a transfer pursuant to clause (1) or (2) above, no voluntary filing with the Securities and Exchange Commission or other public report, filing or announcement shall be made in respect of such transfer during the Lock-Up Period (as the same may be extended as described above).  For purposes of this paragraph, “immediate family” shall mean any relationship by blood, marriage or adoption not more remote than the first cousin (including by adoption).

The undersigned further agrees that (i) it will not, during the Lock-Up Period (as the same may be extended as described above), make any demand for or exercise any right with respect to the registration under the Securities Act of 1933, as amended (the “1933 Act”), of any Common Units, other equity securities or any securities convertible into or exercisable or exchangeable for Common Units or other equity securities, and (ii) the Partnership may, with respect to any Common Units, other equity securities or any securities convertible into or exercisable or exchangeable for Common Units or other equity securities owned or held (of record or beneficially) by the undersigned, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period (as the same may be extended as described above).

In addition, the undersigned hereby waives any and all notice requirements and rights with respect to the registration of any securities pursuant to any agreement, instrument, understanding or otherwise, including any registration rights agreement or similar agreement, to which the undersigned is a party or under which the undersigned is entitled to any right or benefit, provided that such waiver shall apply only to the public offering of Common Units pursuant to the Underwriting Agreement and each registration statement filed under the 1933 Act in connection therewith.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and that this agreement has been duly authorized (if applicable), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned.  This agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

If the Underwriting Agreement is not executed by the parties thereto prior to May [    ], 2011, this agreement shall automatically terminate and become null and void.

The undersigned acknowledges and agrees that whether or not any public offering of Common Units actually occurs depends on a number of factors, including market conditions.

[Signature Page Immediately Follows]

IN WITNESS WHEREOF, the undersigned has executed and delivered this agreement as of the date first set forth above.

Yours very truly,

Print Name:

EXHIBIT E

FORM OF OPINION OF COMPANY COUNSEL

[to come]

E-1

EXHIBIT F

PRICE-RELATED INFORMATION

Public offering price: $                         per common unit

Net proceeds, before expenses, to the Partnership: $                          per common unit

Settlement date:

F-1

EXHIBIT G

ISSUER GENERAL USE FREE WRITING PROSPECTUSES

[to come]

G-1

EXHIBIT H

ISSUER PRICING FREE WRITING PROSPECTUS

[             ]

H-1